EXHIBIT 99.2
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STATE OF SOUTH CAROLINA        )     MUTUAL RELEASE

                               )          AND

COUNTY OF LEXINGTON            )  SETTLEMENT AGREEMENT


     This  agreement  is  made  this  24th  day of July, 1998, by and between L.
                                      ----         ----
Gregory Wilson (hereinafter Wilson), and American Bingo and Gaming Corp. (hereinafter ABG), and George M. Harrison, Jr., Chairman of the Board of ABG.

     Whereas, ABG has conducted an internal investigation which produced what ABG believed to be credible evidence that L. Gregory Wilson received proceeds from video gaming machines being operated at a facility owned by ABG at 1470 Charleston Highway, West Columbia, South Carolina, and leased to an operator pursuant to an Agreement that ABG receive 80% of net proceeds from the operation of video gaming machines at this facility;

Whereas, George M. Harrison, Jr., on behalf of ABG signed criminal warrants against Wilson alleging breach of trust with fraudulent intent in violation of S.C. Code 16-113-230(A) and bribery in violation of S.C. Code 16-17-540(1), warrant nos. F-607108 and F-607109, dated June 30, 1998).

Whereas, Gregory Wilson has denied the material allegations contained in the warrants and continues to deny same;

Whereas, the parties hereto wish to resolve the charges contained in the separate warrants;

     NOW THEREFORE, in consideration of the mutual promises contained herein and the terms set forth below, the parties agree as follows:

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1.     Wilson agrees to pay ABG Five Thousand and 00/100ths ($5,000.00) Dollars;

2. Wilson agrees to resign from all positions held with ABG and its subsidiary companies pursuant to the terms of the Severance Agreement executed herewith;

3. ABG and George Harrison, Jr., Chairman of the Board, hereby agrees to dismiss the pending criminal warrants referenced herein;

4.     ABG  and  George  M. Harrison, Jr. hereby releases and discharges Wilson,
Sally Wilson, Barbara Wilson, Len Bussey and Linda Bussey, from any and every right and all manner of action or actions, cause or causes of action, claims or demands of any kind it now has, or anytime claimed or claimed to have had, regarding the allegations of misappropriation of proceeds from five video game machines placed in the premises known as "The Game Room," located within the American Bingo Facility at 1470 Charleston Highway, West Columbia, South Carolina, between August 28, 1996 and March 6, 1997;

5. Gregory Wilson, for himself, his heirs, successors and assigns, releases and discharges ABG, George M. Harrison, Jr., and all other persons, firms, corporations, associations and law firms, from any and every action or actions, causes or causes of actions, claims or demands of any kind he now has, or at any time claimed or claims, arising out of the execution of the arrest warrants referenced herein and the negotiation and settlement of such charges pursuant to this agreement.

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6.     It  is expressly understood and agreed that this Release contained herein is accepted as being in full accord, satisfaction, in compromise of the disputed claims and that the settlement is not an admission of liability, liability being vigorously disputed, but is made for the purpose of terminating all claims, pending or proposed, by and between Wilson and ABG, its officers and directors, including Harrison, with respect to the allegations in the arrest warrants and the execution of those warrants.

7. The parties agree that the terms of this agreement shall remain confidential between the parties with the exception of required disclosures or reporting to the SEC.


WITNESSES:

/s/Charles R. Burton                /s/L. Gregory Wilson
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                                    L. GREGORY WILSON


                                    AMERICAN BINGO AND GAMING CORP.

/s/Daniel J. Fritze                 /s/ Andre M. Hilliou
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                                    By:  ANDRE HILLIOU
                                    ITS PRESIDENT


/s/Daniel J. Fritze                 /s/ George M. Harrison, Jr.
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                                    GEORGE M. HARRISON, JR.
                                    CHAIRMAN OF THE BOARD


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